COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER RESULTS
Comparable Revenues Increase 18.0% over 2022 and 14.2% Over 2019

BETHESDA, Maryland, Thursday, May 4, 2023 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 35 premium hotels and resorts in the United States, today announced results of operations for the quarter ended March 31, 2023.

First Quarter 2023 Highlights

•Net Income: Net income was $9.2 million and earnings per diluted share was $0.03.
•Comparable Revenues: Comparable total revenues were $240.4 million, a 18.0% increase over 2022 and a 14.2% increase over 2019.
•Comparable RevPAR: Comparable RevPAR was $185.26, a 16.9% increase over 2022 and a 13.8% increase over 2019.
•Comparable Hotel Adjusted EBITDA: Comparable Hotel Adjusted EBITDA was $61.9 million, a 15.9% increase over 2022 and a 19.5% increase over 2019.
•Comparable Hotel Adjusted EBITDA Margin: Comparable Hotel Adjusted EBITDA margin was 25.76%, a 46 basis point decrease over 2022 and a 117 basis point increase over 2019.
•Adjusted EBITDA: Adjusted EBITDA was $55.4 million, a 23.4% increase over 2022 and a 12.6% increase over 2019.
•Adjusted FFO: Adjusted FFO was $38.0 million and Adjusted FFO per diluted share was $0.18.
•Dividends: The Company declared a quarterly cash dividend of $0.03 per common share.

“DiamondRock's portfolio once again delivered record-setting revenues and profits in the first quarter,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “We experienced robust travel demand and expect revenues to set a new record for the full year 2023 as we benefit from a favorable footprint for our hotels. Our high-quality portfolio, located in prime urban and highly desirable resort markets, is strategically designed to take advantage of the leading travel demands in order to position DiamondRock to distinguish itself now and in the future.”

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include all hotels currently owned for all periods presented, except the Kimpton Fort Lauderdale Beach Resort, which opened in April 2021. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Quarter Ended March 31,			Change From
	2023	2022	2019	2022	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$277.92	$283.70	$225.75	(2.0)%	23.1%
Occupancy	66.7%	55.9%	72.1%	10.8%	(5.4)%
RevPAR	$185.26	$158.52	$162.86	16.9%	13.8%
Total RevPAR	$280.77	$238.37	$246.70	17.8%	13.8%
Revenues	$240.4	$203.7	$210.5	18.0%	14.2%
Hotel Adjusted EBITDA	$61.9	$53.4	$51.8	15.9%	19.5%
Hotel Adjusted EBITDA Margin	25.76%	26.22%	24.59%	(46 bps)	117 bps
Available Rooms	856,128	854,442	853,274	1,686	2,854

Actual Operating Results (2)
Revenues	$243.6	$196.8	$202.4	23.8%	20.4%
Net income	$9.2	$10.1	$9.0	(8.9)%	2.2%
Earnings per diluted share	$0.03	$0.04	$0.04	(25.0)%	(25.0)%
Adjusted EBITDA	$55.4	$44.9	$49.2	23.4%	12.6%
Adjusted FFO	$38.0	$30.9	$41.9	23.0%	(9.3)%
Adjusted FFO per diluted share	$0.18	$0.14	$0.21	28.6%	(14.3)%
(1) Amounts represent the pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021, Henderson Park Inn from January 1, 2019 to July 29, 2021, Henderson Beach Resort from January 1, 2019 to December 22, 2021, Tranquility Bay Beachfront Resort from January 1, 2019 to January 5, 2022 and Lake Austin Spa Resort from January 1, 2019 to November 20, 2022 and exclude the operating results of the Kimpton Fort Lauderdale Beach Resort as the hotel opened in April 2021. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Actual operating results include the operating results of all hotels for the Company's respective ownership periods.

Ground Lease Buyout

On April 20, 2023, the Company acquired the fee simple interest in a land parcel underlying the parking structure at the Renaissance Worthington Hotel that had been subject to a ground lease. The purchase price of $1.8 million represents a 5.2% capitalization rate on the annual rent.

Capital Expenditures

The Company invested approximately $21.6 million in capital improvements at its hotels during the three months ended March 31, 2023. The Company continues to expect to spend $100 million to $115 million on capital improvements at its hotels in 2023, which includes the completion of certain projects that commenced in 2022. Significant projects in 2023 include the following:

•Hilton Boston Downtown/Faneuil Hall: The Company commenced a comprehensive renovation in the fourth quarter of 2022 to reposition the hotel as an experiential lifestyle property with completion expected in mid-2023.
•Hilton Burlington Lake Champlain: The Company commenced a repositioning of the hotel to rebrand it as a Curio Collection hotel. The repositioning is expected to be completed in the third quarter of 2023 and includes a new restaurant concept by a well-known, award-winning chef.
•Salt Lake City Marriott: The Company commenced a renovation of the guestrooms, which is expected to be completed in the third quarter of 2023.
•Bourbon Orleans Hotel: The Company expects to commence a renovation of the public areas and a refresh of the guestrooms in the second half of 2023.

Balance Sheet and Liquidity

The Company ended the quarter with $585.0 million of liquidity, comprised of $76.5 million of unrestricted corporate cash, $108.5 million of unrestricted cash at its hotels and full capacity on its $400 million senior unsecured credit facility. As of March 31, 2023, the Company had $1.2 billion of total debt outstanding, which consisted of $800.0 million of unsecured term loans and $385.3 million of property-specific, non-recourse mortgage debt. During the quarter ended March 31, 2023, the Company entered into $150 million of interest rate swaps resulting in 64% of the Company's total debt being at fixed rates.

Share Repurchase Program

During the quarter ended March 31, 2023, the Company repurchased 56,400 shares of its common stock at an average price of $7.26 per share for a total purchase price of $0.4 million. Since October 2022, the Company has repurchased 1.6 million shares of it common stock at an average price of $7.79 per share.

Dividends

The Company declared a quarterly cash dividend of $0.03 per common share. The dividend was paid on April 12, 2023 to shareholders of record as of March 31, 2023.

The Company declared a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock to shareholders of record as of March 17, 2023. The dividend was paid on March 31, 2023.

Earnings Call

The Company will host a conference call to discuss its first quarter results on Friday, May 5, 2023, at 9:00 a.m. Eastern Time (ET). The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 35 premium quality hotels with over 9,600 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
ASSETS	(unaudited)
Property and equipment, net	$2,742,565	$2,748,476
Right-of-use assets	98,747	99,047
Restricted cash	46,039	39,614
Due from hotel managers	149,005	176,708
Prepaid and other assets	70,657	76,131
Cash and cash equivalents	76,503	67,564
Total assets	$3,183,516	$3,207,540
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$384,374	$386,655
Unsecured term loans, net of unamortized debt issuance costs	799,204	799,138
Senior unsecured credit facility	—	—
Total debt	1,183,578	1,185,793

Lease liabilities	111,437	110,875
Due to hotel managers	110,270	123,682
Deferred rent	66,205	65,097
Unfavorable contract liabilities, net	60,654	61,069
Accounts payable and accrued expenses	40,927	43,120
Distributions declared and unpaid	6,500	12,946
Deferred income related to key money, net	8,672	8,780
Total liabilities	1,588,243	1,611,362
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at March 31, 2023 and December 31, 2022	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 209,789,192 and 209,374,830 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	2,098	2,094
Additional paid-in capital	2,286,824	2,288,433
Accumulated other comprehensive income	153	—
Distributions in excess of earnings	(700,287)	(700,694)
Total stockholders’ equity	1,588,836	1,589,881
Noncontrolling interests	6,437	6,297
Total equity	1,595,273	1,596,178
Total liabilities and equity	$3,183,516	$3,207,540

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Rooms	$160,673	$132,170
Food and beverage	59,777	45,748
Other	23,103	18,915
Total revenues	243,553	196,833
Operating Expenses:
Rooms	40,203	33,830
Food and beverage	43,150	33,221
Other departmental and support expenses	61,968	48,537
Management fees	4,988	4,020
Franchise fees	8,077	5,810
Other property-level expenses	24,117	21,972
Depreciation and amortization	27,472	26,655
Impairment losses	—	2,843
Corporate expenses	7,867	6,033
Business interruption insurance income	—	(499)
Total operating expenses, net	217,842	182,422

Interest expense	17,172	4,119
Interest (income) and other expense (income), net	(423)	286
Total other expenses, net	16,749	4,405
Income before income taxes	8,962	10,006
Income tax benefit	226	54
Net income	9,188	10,060
Less: Net income attributable to noncontrolling interests	(32)	(32)
Net income attributable to the Company	9,156	10,028
Distributions to preferred stockholders	(2,454)	(2,454)
Net income attributable to common stockholders	$6,702	$7,574
Earnings per share:
Earnings per share available to common stockholders - basic	$0.03	$0.04
Earnings per share available to common stockholders - diluted	$0.03	$0.04

Weighted-average number of common shares outstanding:
Basic	211,411,519	212,491,561
Diluted	211,814,722	213,150,818

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Hotel Pre-Opening Costs: We exclude the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2023	2022	2019
Net income	$9,188	$10,060	$8,980
Interest expense	17,172	4,119	11,662
Income tax benefit	(226)	(54)	(3,849)
Real estate related depreciation and amortization	27,472	26,655	28,996
EBITDA	53,606	40,780	45,789
Impairment losses	—	2,843	—
EBITDAre	53,606	43,623	45,789
Non-cash lease expense and other amortization	1,550	1,568	1,715
Professional fees and pre-opening costs related to Frenchman's Reef (1)	—	—	1,367
Hotel pre-opening costs	216	—	—
Hotel manager transition items	—	249	297
Severance costs (2)	—	(532)	—
Adjusted EBITDA	$55,372	$44,908	$49,168

Year Ended December 31,
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2)Consists of severance costs incurred, and adjustments thereto, associated with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Hotel EBITDA and Hotel Adjusted EBITDA
    The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2023	2022	2019
Net income	$9,188	$10,060	$8,980
Interest expense	17,172	4,119	11,662
Income tax benefit	(226)	(54)	(3,849)
Real estate related depreciation and amortization	27,472	26,655	28,996
EBITDA	53,606	40,780	45,789
Corporate expenses	7,867	6,033	7,064
Interest and other (income) expense, net	(423)	286	(303)
Impairment losses	—	2,843	—
Professional fees and pre-opening costs related to Frenchman's Reef (1)	—	—	1,367
Hotel EBITDA	61,050	49,942	53,917
Non-cash lease expense and other amortization	1,550	1,568	1,715
Hotel pre-opening costs	216	—	—
Hotel manager transition items	—	249	297
Severance costs (2)	—	(532)	—
Hotel Adjusted EBITDA	$62,816	$51,227	$55,929

Year Ended December 31,
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2)Consists of severance costs incurred, or adjustments thereto, associated with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,
	2023	2022	2019
Net income	$9,188	$10,060	$8,980
Real estate related depreciation and amortization	27,472	26,655	28,996
Impairment losses	—	2,843	—
FFO	36,660	39,558	37,976
Distribution to preferred stockholders	(2,454)	(2,454)	—
FFO available to common stock and unit holders	34,206	37,104	37,976
Non-cash lease expense and other amortization	1,550	1,568	1,715
Professional fees and pre-opening costs related to Frenchman's Reef (1)	—	—	1,367
Severance costs (2)	—	(532)	—
Hotel pre-opening costs	216	—	—
Hotel manager transition items	—	249	297
Fair value adjustments to interest rate swaps	2,014	(7,502)	572
Adjusted FFO available to common stock and unit holders	$37,986	$30,887	$41,927
Adjusted FFO available to common stock and unit holders, per diluted share	$0.18	$0.14	$0.21

Year Ended December 31,
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2)Consists of severance costs incurred, or adjustments thereto, associated with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.
Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for our 2021 dispositions (in thousands):

	Three Months Ended March 31,
	2023	2022	2019
Revenues	$243,553	$196,833	$202,375
Hotel revenues from prior ownership (1)	(3,175)	6,839	19,393
Hotel revenues from sold hotels (2)	—	—	(11,265)
Comparable Revenues	$240,378	$203,672	$210,503

Hotel Adjusted EBITDA	$62,816	$51,227	$55,929
Hotel Adjusted EBITDA from prior ownership (1)	(887)	2,172	3,758
Hotel Adjusted EBITDA from sold hotels (2)	—	—	(7,920)
Comparable Hotel Adjusted EBITDA	$61,929	$53,399	$51,767

Hotel Adjusted EBITDA Margin	25.79%	26.03%	27.64%
Comparable Hotel Adjusted EBITDA Margin	25.76%	26.22%	24.59%

Year Ended December 31,
(1) Amounts represent the pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021, Henderson Park Inn from January 1, 2019 to July 29, 2021, Henderson Beach Resort from January 1, 2019 to December 22, 2021, Tranquility Bay Beachfront Resort from January 1, 2019 to January 5, 2022 and Lake Austin Spa Resort from January 1, 2019 to November 20, 2022. The pre-acquisition operating results of the Kimpton Fort Lauderdale Beach Resort are excluded from all periods as the hotel opened in April 2021. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information. The operating information includes historical quarterly operating results for our portfolio, excluding the Kimpton Fort Lauderdale Beach Resort since the hotel opened in April 2021.

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$225.75	$254.63	$241.37	$244.35	$242.03
Occupancy	72.1%	82.3%	81.2%	75.1%	77.7%
RevPAR	$162.86	$209.59	$195.88	$183.60	$188.07
Total RevPAR	$246.70	$306.75	$278.99	$268.73	$275.36
Revenues (in thousands)	$210,503	$264,731	$243,528	$234,573	$953,335
Hotel Adjusted EBITDA (in thousands)	$51,767	$90,392	$73,486	$65,779	$281,424
Hotel Adjusted EBITDA Margin	24.59%	34.14%	30.18%	28.04%	29.52%
Available Rooms	853,274	863,014	872,896	872,896	3,462,080

	Quarter 1, 2022	Quarter 2, 2022	Quarter 3, 2022	Quarter 4, 2022	Full Year 2022
ADR	$283.70	$300.68	$283.87	$291.05	$290.21
Occupancy	55.9%	74.9%	75.1%	67.3%	68.4%
RevPAR	$158.52	$225.19	$213.19	$195.99	$198.37
Total RevPAR	$238.37	$331.56	$311.71	$293.64	$294.03
Revenues (in thousands)	$203,672	$286,578	$272,659	$256,938	$1,019,847
Hotel Adjusted EBITDA (in thousands)	$53,399	$103,654	$85,804	$76,981	$319,838
Hotel Adjusted EBITDA Margin	26.22%	36.17%	31.47%	29.96%	31.36%
Available Rooms	854,442	864,323	874,702	875,012	3,468,479

Quarter 1, 2023
ADR	$277.92
Occupancy	66.7%
RevPAR	$185.26
Total RevPAR	$280.77
Revenues (in thousands)	$240,378
Hotel Adjusted EBITDA (in thousands)	$61,929
Hotel Adjusted EBITDA Margin	25.76%
Available Rooms	856,128

Market Capitalization as of March 31, 2023
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2023 closing price of $8.13/share)	$1,739,271
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,185,330
Cash and cash equivalents	(76,503)
Total enterprise value	$2,967,098
Share Reconciliation

Common shares outstanding	209,789
Operating partnership units	1,075
Unvested restricted stock held by management and employees	1,222
Share grants under deferred compensation plan	1,847
Combined shares and units	213,933

Debt Summary as of March 31, 2023
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	75,698	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	75,147	May 2025
Hotel Clio	4.33%	Fixed	57,122	July 2025
Westin Boston Seaport District	4.36%	Fixed	177,363	November 2025
Unamortized debt issuance costs			(956)
Total mortgage debt, net of unamortized debt issuance costs			384,374

Unsecured term loan	SOFR + 1.35%	Variable	500,000	January 2028
Unsecured term loan	SOFR + 1.35%	Variable	300,000	January 2025 (1)
Unamortized debt issuance costs			(796)
Unsecured term loans, net of unamortized debt issuance costs			799,204

Senior unsecured credit facility	SOFR + 1.40%	Variable	—	September 2026 (1)

Total debt, net of unamortized debt issuance costs			$1,183,578
Weighted-average interest rate of fixed rate debt	3.87%
Total weighted-average interest rate (2)	4.88%

(1)    May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.
(2)    Weighted-average interest rate includes effect of interest rate swaps.

	Operating Statistics – First Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		1Q 2023	1Q 2022	B/(W) 2022	1Q 2023	1Q 2022	B/(W) 2022	1Q 2023	1Q 2022	B/(W) 2022

Atlanta Marriott Alpharetta	318	$159.23	$141.87	12.2%	62.6%	41.6%	21.0%	$99.61	$59.03	68.7%
Bourbon Orleans Hotel	220	$260.14	$244.94	6.2%	80.9%	49.6%	31.3%	$210.46	$121.61	73.1%
Cavallo Point, The Lodge at the Golden Gate	142	$566.26	$683.10	(17.1)%	52.8%	44.6%	8.2%	$299.21	$304.93	(1.9)%
Chicago Marriott Downtown Magnificent Mile	1,200	$188.98	$168.57	12.1%	39.5%	27.4%	12.1%	$74.71	$46.13	62.0%
Courtyard Denver Downtown	177	$178.98	$151.12	18.4%	69.1%	60.0%	9.1%	$123.67	$90.65	36.4%
Courtyard New York Manhattan/Fifth Avenue	189	$201.95	$161.28	25.2%	93.5%	82.9%	10.6%	$188.81	$133.69	41.2%
Courtyard New York Manhattan/Midtown East	321	$233.43	$199.77	16.8%	87.9%	63.6%	24.3%	$205.28	$127.03	61.6%
Embassy Suites by Hilton Bethesda	272	$142.06	$113.40	25.3%	61.6%	26.4%	35.2%	$87.57	$29.97	192.2%
Havana Cabana Key West	106	$379.67	$411.65	(7.8)%	87.9%	93.8%	(5.9)%	$333.90	$386.07	(13.5)%
Henderson Beach Resort	233	$361.12	$411.26	(12.2)%	43.1%	44.3%	(1.2)%	$155.70	$182.13	(14.5)%
Henderson Park Inn	37	$479.08	$511.93	(6.4)%	42.5%	60.6%	(18.1)%	$203.43	$310.39	(34.5)%
Hilton Boston Downtown/Faneuil Hall	403	$228.24	$174.41	30.9%	49.0%	63.0%	(14.0)%	$111.77	$109.95	1.7%
Hilton Burlington Lake Champlain	258	$165.81	$157.63	5.2%	63.2%	58.6%	4.6%	$104.76	$92.30	13.5%
Hilton Garden Inn New York/Times Square Central	282	$193.29	$162.46	19.0%	85.3%	77.8%	7.5%	$164.87	$126.40	30.4%
Hotel Clio	199	$298.34	$258.96	15.2%	61.8%	62.4%	(0.6)%	$184.29	$161.68	14.0%
Hotel Emblem San Francisco	96	$284.99	$187.82	51.7%	63.7%	53.8%	9.9%	$181.55	$101.10	79.6%
Hotel Palomar Phoenix	242	$301.38	$247.83	21.6%	73.7%	76.8%	(3.1)%	$222.03	$190.39	16.6%
Kimpton Fort Lauderdale Beach Resort	96	$273.10	$285.15	(4.2)%	87.5%	76.7%	10.8%	$239.00	$218.78	9.2%
Kimpton Shorebreak Resort	157	$292.14	$297.03	(1.6)%	75.6%	71.8%	3.8%	$220.94	$213.36	3.6%
L'Auberge de Sedona	88	$958.17	$1,046.12	(8.4)%	57.5%	68.5%	(11.0)%	$550.94	$716.30	(23.1)%
Lake Austin Spa Resort	40	$1,122.11	$1,149.57	(2.4)%	55.7%	70.6%	(14.9)%	$624.64	$811.08	(23.0)%
Margaritaville Beach House Key West	186	$495.09	$579.43	(14.6)%	85.1%	92.0%	(6.9)%	$421.38	$532.94	(20.9)%
Orchards Inn Sedona	70	$291.48	$309.21	(5.7)%	59.5%	63.7%	(4.2)%	$173.50	$196.91	(11.9)%
Renaissance Charleston Historic District Hotel	167	$333.13	$311.69	6.9%	84.5%	80.3%	4.2%	$281.51	$250.35	12.4%
Salt Lake City Marriott Downtown at City Creek	510	$199.71	$176.07	13.4%	67.2%	49.0%	18.2%	$134.17	$86.21	55.6%
The Gwen Hotel	311	$222.60	$213.18	4.4%	65.2%	58.2%	7.0%	$145.07	$124.11	16.9%
The Hythe Vail	344	$627.60	$663.43	(5.4)%	84.2%	67.0%	17.2%	$528.21	$444.73	18.8%
The Landing Lake Tahoe Resort & Spa	82	$362.47	$408.90	(11.4)%	31.0%	46.5%	(15.5)%	$112.33	$189.99	(40.9)%
The Lodge at Sonoma Resort	182	$361.03	$367.07	(1.6)%	54.5%	48.0%	6.5%	$196.63	$176.30	11.5%
Tranquility Bay Beachfront Resort	103	$813.34	$944.15	(13.9)%	74.1%	83.1%	(9.0)%	$602.42	$784.45	(23.2)%
Westin Boston Waterfront	793	$203.87	$194.05	5.1%	71.7%	53.7%	18.0%	$146.25	$104.27	40.3%
Westin Fort Lauderdale Beach Resort	433	$348.32	$336.96	3.4%	87.9%	87.7%	0.2%	$306.27	$295.38	3.7%
Westin San Diego Bayview	436	$214.73	$175.00	22.7%	73.9%	53.0%	20.9%	$158.76	$92.81	71.1%
Westin Washington D.C. City Center	410	$214.83	$175.98	22.1%	68.0%	35.2%	32.8%	$146.02	$62.02	135.4%
Worthington Renaissance Fort Worth Hotel	504	$196.60	$194.19	1.2%	74.1%	64.3%	9.8%	$145.65	$124.90	16.6%
Comparable Total (1)	9,511	$277.92	$283.70	(2.0)%	66.7%	55.9%	10.8%	$185.26	$158.52	16.9%

(1) Amounts exclude the Kimpton Fort Lauderdale Beach Resort as the hotel opened during 2021.

	Operating Statistics – First Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		1Q 2023	1Q 2019	B/(W) 2019	1Q 2023	1Q 2019	B/(W) 2019	1Q 2023	1Q 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$159.23	$177.33	(10.2)%	62.6%	70.5%	(7.9)%	$99.61	$124.93	(20.3)%
Bourbon Orleans Hotel	220	$260.14	$238.23	9.2%	80.9%	82.4%	(1.5)%	$210.46	$196.37	7.2%
Cavallo Point, The Lodge at the Golden Gate	142	$566.26	$437.76	29.4%	52.8%	63.4%	(10.6)%	$299.21	$277.38	7.9%
Chicago Marriott Downtown Magnificent Mile	1,200	$188.98	$158.35	19.3%	39.5%	51.7%	(12.2)%	$74.71	$81.79	(8.7)%
Courtyard Denver Downtown	177	$178.98	$171.92	4.1%	69.1%	73.3%	(4.2)%	$123.67	$126.00	(1.8)%
Courtyard New York Manhattan/Fifth Avenue	189	$201.95	$212.18	(4.8)%	93.5%	77.4%	16.1%	$188.81	$164.30	14.9%
Courtyard New York Manhattan/Midtown East	321	$233.43	$190.02	22.8%	87.9%	92.0%	(4.1)%	$205.28	$174.85	17.4%
Embassy Suites by Hilton Bethesda	272	$142.06	$172.21	(17.5)%	61.6%	65.3%	(3.7)%	$87.57	$112.46	(22.1)%
Havana Cabana Key West	106	$379.67	$254.41	49.2%	87.9%	94.7%	(6.8)%	$333.90	$240.94	38.6%
Henderson Beach Resort	233	$361.12	$253.18	42.6%	43.1%	39.0%	4.1%	$155.70	$98.85	57.5%
Henderson Park Inn	37	$479.08	$350.71	36.6%	42.5%	52.3%	(9.8)%	$203.43	$183.47	10.9%
Hilton Boston Downtown/Faneuil Hall	403	$228.24	$197.84	15.4%	49.0%	83.5%	(34.5)%	$111.77	$165.25	(32.4)%
Hilton Burlington Lake Champlain	258	$165.81	$130.74	26.8%	63.2%	70.7%	(7.5)%	$104.76	$92.39	13.4%
Hilton Garden Inn New York/Times Square Central	282	$193.29	$181.10	6.7%	85.3%	98.0%	(12.7)%	$164.87	$177.48	(7.1)%
Hotel Clio	199	$298.34	$240.96	23.8%	61.8%	46.5%	15.3%	$184.29	$112.09	64.4%
Hotel Emblem San Francisco	96	$284.99	$247.10	15.3%	63.7%	57.5%	6.2%	$181.55	$142.06	27.8%
Hotel Palomar Phoenix	242	$301.38	$233.06	29.3%	73.7%	88.2%	(14.5)%	$222.03	$205.66	8.0%
Kimpton Shorebreak Resort	157	$292.14	$236.80	23.4%	75.6%	75.3%	0.3%	$220.94	$178.23	24.0%
L'Auberge de Sedona	88	$958.17	$575.73	66.4%	57.5%	80.4%	(22.9)%	$550.94	$462.91	19.0%
Lake Austin Spa Resort	40	$1,122.11	$791.68	41.7%	55.7%	63.0%	(7.3)%	$624.64	$498.54	25.3%
Margaritaville Beach House Key West	186	$495.09	$310.04	59.7%	85.1%	94.1%	(9.0)%	$421.38	$291.63	44.5%
Orchards Inn Sedona	70	$291.48	$255.22	14.2%	59.5%	73.9%	(14.4)%	$173.50	$188.58	(8.0)%
Renaissance Charleston Historic District Hotel	167	$333.13	$236.72	40.7%	84.5%	83.8%	0.7%	$281.51	$198.44	41.9%
Salt Lake City Marriott Downtown at City Creek	510	$199.71	$173.62	15.0%	67.2%	59.2%	8.0%	$134.17	$102.73	30.6%
The Gwen Hotel	311	$222.60	$188.98	17.8%	65.2%	70.4%	(5.2)%	$145.07	$133.05	9.0%
The Hythe Vail	344	$627.60	$440.49	42.5%	84.2%	82.4%	1.8%	$528.21	$362.79	45.6%
The Landing Lake Tahoe Resort & Spa	82	$362.47	$275.79	31.4%	31.0%	53.0%	(22.0)%	$112.33	$146.21	(23.2)%
The Lodge at Sonoma Resort	182	$361.03	$233.68	54.5%	54.5%	61.5%	(7.0)%	$196.63	$143.63	36.9%
Tranquility Bay Beachfront Resort	103	$813.34	$492.18	65.3%	74.1%	91.7%	(17.6)%	$602.42	$451.20	33.5%
Westin Boston Waterfront	793	$203.87	$202.24	0.8%	71.7%	65.5%	6.2%	$146.25	$132.39	10.5%
Westin Fort Lauderdale Beach Resort	433	$348.32	$254.27	37.0%	87.9%	95.5%	(7.6)%	$306.27	$242.76	26.2%
Westin San Diego Bayview	436	$214.73	$189.85	13.1%	73.9%	77.5%	(3.6)%	$158.76	$147.20	7.9%
Westin Washington D.C. City Center	410	$214.83	$201.14	6.8%	68.0%	77.5%	(9.5)%	$146.02	$155.88	(6.3)%
Worthington Renaissance Fort Worth Hotel	504	$196.60	$188.12	4.5%	74.1%	79.4%	(5.3)%	$145.65	$149.42	(2.5)%
Comparable Total (1)	9,511	$277.92	$225.75	23.1%	66.7%	72.1%	(5.4)%	$185.26	$162.86	13.8%

(1) Amounts exclude the Kimpton Fort Lauderdale Beach Resort as the hotel opened during 2021.

.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2023

		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)
Atlanta Marriott Alpharetta	$4,017	$939	$364	$—	$—	$1,303
Bourbon Orleans Hotel	$5,064	$1,429	$837	$—	$6	$2,272
Cavallo Point, The Lodge at the Golden Gate	$10,393	$894	$1,392	$—	$94	$2,380
Chicago Marriott Downtown Magnificent Mile	$15,284	$(2,595)	$3,654	$6	$(397)	$668
Courtyard Denver Downtown	$2,198	$276	$377	$—	$—	$653
Courtyard New York Manhattan/Fifth Avenue	$3,263	$(755)	$345	$—	$253	$(157)
Courtyard New York Manhattan/Midtown East	$6,206	$(1,002)	$501	$886	$—	$385
Embassy Suites by Hilton Bethesda	$2,565	$(2,163)	$575	$—	$1,477	$(111)
Havana Cabana Key West	$4,001	$1,543	$278	$—	$—	$1,821
Henderson Beach Resort	$6,557	$(1,008)	$999	$—	$—	$(9)
Henderson Park Inn	$1,071	$(249)	$252	$—	$—	$3
Hilton Boston Downtown/Faneuil Hall	$4,786	$(1,544)	$1,124	$—	$—	$(420)
Hilton Burlington Lake Champlain	$3,272	$(430)	$568	$—	$—	$138
Hilton Garden Inn New York/Times Square Central	$4,752	$(235)	$639	$—	$—	$404
Hotel Clio	$5,353	$(921)	$862	$629	$5	$575
Hotel Emblem San Francisco	$2,001	$(30)	$297	$—	$—	$267
Hotel Palomar Phoenix	$7,654	$1,981	$660	$—	$181	$2,822
Kimpton Fort Lauderdale Beach Resort	$3,175	$583	$304	$—	$—	$887
Kimpton Shorebreak Resort	$4,527	$780	$412	$—	$—	$1,192
L'Auberge de Sedona	$6,862	$1,435	$361	$—	$—	$1,796
Lake Austin Spa Resort	$4,950	$456	$628	$—	$—	$1,084
Margaritaville Beach House Key West	$9,221	$4,078	$800	$—	$—	$4,878
Orchards Inn Sedona	$2,048	$439	$92	$—	$42	$573
Renaissance Charleston Historic District Hotel	$5,401	$1,874	$465	$—	$—	$2,339
Salt Lake City Marriott Downtown at City Creek	$8,291	$2,492	$567	$—	$11	$3,070
The Gwen Hotel	$5,589	$(1,514)	$1,083	$—	$—	$(431)
The Hythe Vail	$21,895	$10,653	$1,202	$—	$—	$11,855
The Landing Lake Tahoe Resort & Spa	$1,553	$(560)	$223	$—	$—	$(337)
The Lodge at Sonoma Resort	$6,105	$396	$657	$—	$—	$1,053
Tranquility Bay Beachfront Resort	$6,982	$2,039	$429	$—	$—	$2,468
Westin Boston Seaport District	$18,031	$(1,865)	$2,470	$1,981	$(122)	$2,464
Westin Fort Lauderdale Beach Resort	$22,987	$8,306	$1,054	$—	$—	$9,360
Westin San Diego Bayview	$8,700	$2,013	$855	$—	$—	$2,868
Westin Washington D.C. City Center	$6,707	$(63)	$1,020	$—	$—	$957
Worthington Renaissance Fort Worth Hotel	$12,092	$1,907	$1,126	$712	$—	$3,745
Total	$243,553	$29,579	$27,472	$4,214	$1,550	$62,816
Less: Non Comparable Hotel (2)	$(3,175)	$(583)	$(304)	$—	$—	$(887)
Comparable Total	$240,378	$28,996	$27,168	$4,214	$1,550	$61,929
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the operating results of the Kimpton Fort Lauderdale Beach Resort, which is non-comparable since the hotel opened during 2021.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2022
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$2,468	$279	$370	$—	$—	$649
Bourbon Orleans Hotel	$3,049	$75	$820	$—	$6	$901
Cavallo Point, The Lodge at the Golden Gate	$9,635	$1,032	$1,826	$—	$94	$2,952
Chicago Marriott Downtown Magnificent Mile	$8,606	$(6,202)	$3,993	$6	$(397)	$(2,600)
Courtyard Denver Downtown	$1,733	$182	$377	$—	$—	$559
Courtyard New York Manhattan/Fifth Avenue	$2,349	$(1,175)	$330	$—	$253	$(592)
Courtyard New York Manhattan/Midtown East	$3,840	$(2,273)	$484	$905	$—	$(884)
Embassy Suites by Hilton Bethesda	$939	$(3,099)	$553	$—	$1,489	$(1,057)
Havana Cabana Key West	$4,615	$2,182	$283	$—	$—	$2,465
Henderson Beach Resort	$6,906	$(607)	$953	$—	$—	$346
Henderson Park Inn	$1,377	$(83)	$215	$—	$—	$132
Hilton Boston Downtown/Faneuil Hall	$4,790	$(1,037)	$1,057	$—	$—	$20
Hilton Burlington Lake Champlain	$2,768	$(98)	$560	$—	$—	$462
Hilton Garden Inn New York/Times Square Central	$3,678	$(611)	$620	$—	$—	$9
Hotel Clio	$4,941	$(447)	$800	$644	$5	$1,002
Hotel Emblem San Francisco	$1,074	$(473)	$301	$—	$—	$(172)
Hotel Palomar Phoenix	$6,382	$1,807	$674	$—	$185	$2,666
Kimpton Shorebreak Resort	$4,398	$995	$403	$—	$—	$1,398
L'Auberge de Sedona	$8,195	$2,378	$393	$—	$—	$2,771
Margaritaville Beach House Key West	$10,948	$5,337	$806	$—	$—	$6,143
Orchards Inn Sedona	$2,233	$590	$84	$—	$42	$716
Renaissance Charleston Historic District Hotel	$4,924	$1,621	$456	$—	$—	$2,077
Salt Lake City Marriott Downtown at City Creek	$5,899	$1,042	$522	$478	$11	$2,053
The Gwen Hotel	$5,038	$(1,684)	$1,075	$—	$—	$(609)
The Hythe Vail	$17,733	$7,928	$1,197	$—	$—	$9,125
The Landing Lake Tahoe Resort & Spa	$2,177	$556	$358	$—	$—	$914
The Lodge at Sonoma Resort	$5,197	$(97)	$628	$260	$—	$791
Tranquility Bay Beachfront Resort	$8,048	$2,873	$133	$—	$—	$3,006
Westin Boston Seaport District	$13,023	$(3,862)	$2,456	$2,027	$(122)	$499
Westin Fort Lauderdale Beach Resort	$22,452	$10,262	$993	$—	$—	$11,255
Westin San Diego Bayview	$5,006	$(311)	$806	$583	$—	$1,078
Westin Washington D.C. City Center	$2,916	$(1,382)	$1,018	$592	$—	$228
Worthington Renaissance Fort Worth Hotel	$9,496	$1,082	$1,111	$729	$2	$2,924
Total	$196,833	$16,780	$26,655	$6,224	$1,568	$51,227
Add: Prior Ownership Results (2)	$6,839	$1,862	$310	$—	$—	$2,172
Comparable Total	$203,672	$18,642	$26,965	$6,224	$1,568	$53,399
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2)     Represents the pre-acquisition operating results of our 2021 and 2022 acquisitions (excluding the Kimpton Fort Lauderdale Beach Resort).

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2019
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$5,311	$1,579	$475	$—	$—	$2,054
Cavallo Point, The Lodge at the Golden Gate	$9,247	$(221)	$1,941	$—	$31	$1,751
Chicago Marriott Downtown Magnificent Mile	$16,131	$(4,067)	$4,129	$71	$(397)	$(264)
Courtyard Denver Downtown	$2,245	$548	$296	$—	$—	$844
Courtyard New York Manhattan/Fifth Avenue	$2,884	$(905)	$441	$—	$253	$(211)
Courtyard New York Manhattan/Midtown East	$5,256	$(1,621)	$692	$958	$—	$29
Embassy Suites by Hilton Bethesda	$3,937	$(971)	$478	$—	$1,525	$1,032
Frenchman's Reef & Morning Star Marriott Beach Resort	$—	$8,799	$—	$—	$—	$8,799
Havana Cabana Key West	$2,916	$1,202	$245	$—	$—	$1,447
Hilton Boston Downtown/Faneuil Hall	$6,672	$(87)	$1,244	$—	$—	$1,157
Hilton Burlington Lake Champlain	$2,916	$44	$499	$—	$—	$543
Hilton Garden Inn New York/Times Square Central	$4,624	$(670)	$844	$—	$—	$174
Hotel Clio	$2,676	$(1,477)	$541	$683	$6	$(247)
Hotel Emblem San Francisco	$1,349	$(256)	$275	$—	$—	$19
Hotel Palomar Phoenix	$7,613	$2,075	$666	$38	$296	$3,075
Kimpton Shorebreak Resort	$3,940	$586	$349	$—	$41	$976
L'Auberge de Sedona	$5,954	$859	$508	$—	$—	$1,367
Margaritaville Beach House Key West	$5,794	$2,395	$338	$—	$—	$2,733
Orchards Inn Sedona	$1,878	$274	$238	$—	$42	$554
Renaissance Charleston Historic District Hotel	$3,483	$890	$403	$—	$(32)	$1,261
Salt Lake City Marriott Downtown at City Creek	$6,874	$1,058	$530	$604	$—	$2,192
The Gwen Hotel	$5,056	$(1,559)	$1,058	$—	$—	$(501)
The Hythe Vail	$15,395	$6,545	$990	$—	$—	$7,535
The Landing Lake Tahoe Resort & Spa	$1,753	$(460)	$376	$—	$—	$(84)
The Lexington Hotel	$11,265	$(4,421)	$3,530	$4	$8	$(879)
The Lodge at Sonoma Resort	$4,529	$(336)	$535	$279	$—	$478
Westin Boston Seaport District	$17,742	$(2,045)	$2,413	$2,156	$(60)	$2,464
Westin Fort Lauderdale Beach Resort	$17,500	$5,952	$1,545	$—	$—	$7,497
Westin San Diego Bayview	$8,645	$1,701	$1,126	$631	$—	$3,458
Westin Washington D.C. City Center	$7,094	$(235)	$1,322	$661	$—	$1,748
Worthington Renaissance Fort Worth Hotel	$11,696	$3,182	$969	$775	$2	$4,928
Total	$202,375	$18,358	$28,996	$6,860	$1,715	$55,929
Add: Prior Ownership Results (2)	$19,393	$1,719	$2,039	$—	$—	$3,758
Less: Sold Hotels (3)	$(11,265)	$(4,378)	$(3,530)	$(4)	$(8)	$(7,920)
Comparable Total	$210,503	$15,699	$27,505	$6,856	$1,707	$51,767

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of our 2021 and 2022 acquisitions (excluding the Kimpton Fort Lauderdale Beach Resort).
(3) Represents the operating results of Frenchman's Reef and The Lexington Hotel.

January 2023	January 2019	B/(W) 2019	January 2023	January 2019	B/(W) 2019	January 2023	January 2019	B/(W) 2019

Number of Rooms	ADR	Occupancy	RevPAR

February 2023	February 2019	B/(W) 2019	February 2023	February 2019	B/(W) 2019	February 2023	February 2019	B/(W) 2019

Number of Rooms	ADR	Occupancy	RevPAR

March 2023	March 2019	B/(W) 2019	March 2023	March 2019	B/(W) 2019	March 2023	March 2019	B/(W) 2019